Ex. 10.01

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FHLB
CINCINNATI

OPEN LINE OF CREDIT APPLICATION
Email: CreditOperations@fhlbcin.com
Phone: 800-828-4191 Fax: 513-852-5747

D.D.A. #    389001    Date: 04/02/2021

Pursuant to the BLANKET SECURITY AGREEMENT ("Agreement") and the RESOLUTION FOR ADVANCES ("Resolution") currently on file with the Federal Home Loan Bank of Cincinnati ("Bank"), the undersigned, who by the authority of the Member's Board of Directors are authorized to borrow from time to time under the "Agreement", hereby apply for an Open Line of Credit Commitment ("OLC"), to mature twelve months after approval of this application, in the amount of $100,000,000 PROVIDED, however, that if the Member is in default under the terms of the "Agreement" or any other agreement with the Bank, which default is not waived by the Bank, such funds need not be made available by the Bank hereunder. In addition, the Bank will not be obligated to fund commitments for Advances previously made to Members who become tangible capital insolvent or if the Bank is notified by the Members primary regulator or insurer that the Member has been restricted from using Federal Home Loan Bank Advances.

COMMITMENT FEE: A non-refundable fee of 10 basis points of the amount of line approved by the Bank will be charged at the time the commitment is issued.

This OLC is subject to the following terms and conditions:

1.The OLC is a guarantee funds only commitment (optional takedown).

2.Draws under the OLC will be funded with a daily variable rate Advance with a term of no more than 180 days.

3.Interest Calculation:The interest on the Advance is calculated on the opening balance on an actual/360 basis and will be charged monthly to the member's DOA.

4.Notification to draw funds must be made prior to 12:00 noon, Eastern Standard Time, on the day funding is requested.

5.No prepayment fee will be assessed for early termination of any Advance drawn against the OLC.

6.This commitment is subject to the requirements detailed in the Bank's Credit Policy and Collateral Guide, in effect at the time of issuance of the commitment, with which the Borrower acknowledges it is fully familiar, as well as any subsequent amendments of such Credit Policy and Collateral Guide.

State Auto Property & Casualty Insurance Co.	Columbus, Ohio
(FHLB Member)	(City, State)
/s/ Michael E. LaRocco	/s/ Steven E. English
(Authorized Signature)	(Authorized Signature)
Michael E. LaRocco	Steven E. English
(Typed Name of Authorized Signature)	(Typed Name of Authorized Signature)

APPLICATION REQUIRES TWO SIGNATURES OF INDIVIDUALS AUTHORIZED BY THE RESOLUTION FOR ADVANCES ON FILE WITH THE BANK.
By signing above, the member certifies, (A. That this application has not been modified from its original terms as provided by the Bank) and (B. This application complies with and is subject to the Bank's Credit Policy terms in effect at the time of application).

The Bank reserves the right to suspend or modify the advance commitment options at any time. Immediate funding may be available If application is received prior to 3:00 P.M., Eastern Standard Time. (Revised July 2016)